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                                                                  Exhibit 5.1

                                [Letterhead of
                        Foster Pepper & Shefelman PLLC
                         1111 Third Avenue, Suite 3400
                           Seattle, WA  98101-3299]

                             September 22, 1999


Board of Directors
Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington  98101

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the
"Registration Statement") to be filed by Washington Mutual, Inc., a Washington corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of $24,316,429 of general unsecured obligations (the "Obligations") of the Company to pay deferred compensation in the future in accordance with the Washington Mutual Deferred Compensation Plan for Directors and Certain Highly Compensated Employees (the "Plan"). We have examined the Registration Statement, the Plan and such other documents and records as we deem necessary for the purpose of this opinion.

     In examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, and (iii) the authenticity of the originals of such latter documents.

     Based upon and subject to the foregoing, we are of the opinion that the Obligations, when issued in conformance with the terms and conditions of the Plan, will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general principles of equity.


     We hereby consent to the filing of this Opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the caption entitled "Interests of Named Experts and Counsel."

                                     Very truly yours,

                                     /s/ Foster Pepper & Shefelman PLLC